As filed with the Securities and Exchange Commission on June 14, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________________________

DIAMOND HILL INVESTMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	65-0190407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200 Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan
(Full title of the plan)

Heather E. Brilliant President and Chief Executive Officer Diamond Hill Investment Group, Inc. 325 John H. McConnell Blvd., Suite 200 Columbus, Ohio 43215	Copy to: Jason L. Hodges, Esq. Vorys, Sater, Seymour and Pease LLP 301 East Fourth Street Suite 3500, Great American Tower Cincinnati, Ohio 45202
(Name and address of agent for service)
(614) 255-3333
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
Diamond Hill Investment Group, Inc. (the “Registrant,” the “Company,” “we”, or “us”) hereby incorporates into this Registration Statement the following documents filed by the Company with the Commission:
•The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed by the Company with the Commission on February 25, 2022;

•The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed by the Company with the Commission on April 26, 2022;

•The Company’s Current Reports on Form 8-K (only to the extent filed and not furnished) filed by the Company with the Commission on January 4, 2022, February 2, 2022, February 25, 2022, March 2, 2022, April 4, 2022, April 26, 2022, April 28, 2022, May 3, 2022, May 24, 2022 and June 2, 2022;

•The Company’s definitive proxy statement on Schedule 14A filed with the Commission on March 11, 2022; and

•The description of the Company’s Capital Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed by the Company with the Commission on February 27, 2020, and as amended by any subsequent amendments and reports filed for the purpose of updating that description.
All documents that may be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished to the Commission by the Company under any Current Report on Form 8-K shall not be incorporated by reference into this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.

Item 6. Indemnification of Directors and Officers.
(a)    Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

    Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:
        (E)(1)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

        (2)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
            (a)    Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
            (b)    Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
        (3)    To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.
        (4)    Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
            (a)    By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
            (b)    If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
            (c)    By the shareholders;
            (d)    By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
    Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.
        (5)(a)    Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:
            (i)    Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
            (ii)    Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
         (b)    Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.
        (6)    The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.
        (7)    A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
        (8)    The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
        (9)    As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b)    Amended and Restated Code of Regulations of Diamond Hill Investment Group, Inc.

Article Five of our Regulations governs indemnification by the Company and provides as follows:

SECTION 5.01. INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by the person’s intent to cause injury to the corporation or by the person’s reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by a reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that the person had no reasonable cause to believe the person’s conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in these Regulations or elsewhere to the contrary notwithstanding:

(A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which such person shall have been adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to the corporation or by such person’s reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in these Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter in such action, suit or proceeding, such officer or director shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by such officer or director in connection with such action, suit, or proceeding.

SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02, unless ordered by a court, shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio, or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time, including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

SECTION 5.05. ADVANCES FOR EXPENSES. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such officer or director, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such officer or director shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, the officer’s or director’s relevant action or failure to act was occasioned by the officer’s or director’s deliberate intent to cause injury to the corporation or reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.

SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, these Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the obligation or the power to indemnify the person against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article Five, and as an example and not by way of limitation:

(A) a person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter in such action, suit or proceeding, if such action, suit or proceeding shall be terminated as to the person, with or without prejudice, without the entry of a judgment or order against the person, without a conviction of the person, without the imposition of a fine upon such person and without the person’s payment or agreement to pay any amount in settlement of such claim, issue or other matter (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against the person or otherwise results in a vindication of such person); and

(B) references to an “other enterprise” shall include employee tax benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over it or such person by the Court of Common Pleas of Franklin County, Ohio, in any such action, suit or proceeding.

(c)    Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, as well as our controller. The indemnification agreements generally obligate us to indemnify such persons against losses and expenses they may incur in the performance of their duties, provided that: (i) they did not act with deliberate intent to harm the Company or with reckless disregard for the Company’s best interests; and (ii) their indemnification does not violate applicable law or public policy. Under the terms of the indemnification agreements, we have also agreed to advance expenses to such persons upon their delivery of an undertaking to repay such amounts if it is determined that they are not entitled to indemnification under the agreement. The indemnification agreements are in addition to, and do not limit in any way, any other rights to indemnification or advancement of expenses to which a director or officer may be entitled under our Amended and Restated Articles of Incorporation, as amended, or Regulations, applicable law (including the Ohio General Corporation Law), any insurance policy, any contract, or otherwise.

(d)     Directors and Officers Liability Insurance

We maintain, and in the future may continue to maintain, directors and officers liability insurance coverage to insure our present and/or former directors and officers against certain liabilities and expenses that might be incurred by them in such capacities.

Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.
See the Index to Exhibits of this Registration Statement, which is incorporated herein by reference.

Item 9. Undertakings.
A.    The undersigned Registrant hereby undertakes:
(l)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Amended and Restated Articles of Incorporation of the Company (Incorporated by reference from Exhibit 3(i) to the Current Report on Form 8-K filed with the Commission on May 7, 2002) (File No. 000-24498)

4.2
Certificate of Amendment by Shareholders to the Articles of Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on April 28, 2017) (File No. 000-24498)

4.3	Amended and Restated Code of Regulations of the Company (Incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on April 28, 2017) (File No. 000-24498)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP (Filed herewith)

23.1	Consent of KPMG LLP (Filed herewith)

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1 filed herewith)

24.1	Powers of Attorney (Filed herewith)

99.1	Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan (Filed herewith)

107	Filing Fee Table (Filed herewith)

[Signature page to immediately follow.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 14, 2022.

    DIAMOND HILL INVESTMENT GROUP, INC.

    By: /s/ Heather E. Brilliant
    Heather E. Brilliant
    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 14, 2022.

Signature	Title
/s/ Heather E. Brilliant	President, Chief Executive Officer and Director
Heather E. Brilliant	(Principal Executive Officer)

/s/ Thomas E. Line	Chief Financial Officer and Treasurer (Principal Financial
Thomas E. Line	Officer)

/s/ Jeffrey J. Cook	Controller
Jeffrey J. Cook

/s/ Richard S. Cooley*	Director
Richard S. Cooley

/s/ Randolph J. Fortener*	Director
Randolph J. Fortener

/s/ James F. Laird*	Director
James F. Laird

/s/ Paula R. Meyer*	Director
Paula R. Meyer

/s/ Nicole R. St. Pierre*	Director
Nicole R. St. Pierre

/s/ L’Quentus Thomas*	Director
L’Quentus Thomas

*     The undersigned, as attorney-in-fact, signs this document on behalf of the above-named directors pursuant to a Power of Attorney duly executed by such directors and filed with this Registration Statement as Exhibit 24.1.

By: /s/ Heather E. Brilliant                  Date:   June 14, 2022
       Heather E. Brilliant
       Attorney-in-Fact